United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 5, 2010

Prospect Medical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

10780 Santa Monica Blvd., Suite 400
Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 943-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                            Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Prospect Medical Holdings, Inc. (“we,” “us,” “our,” or the “Company”) was held on March 5, 2010.  The stockholders considered three proposals, each of which is described in more detail in our definitive proxy statement dated February 8, 2010.

Proposal 1: Approval of a proposal to amend our Certificate of Incorporation to provide for a classified Board of Directors.

FOR	AGAINST	ABSTAIN
15,021,113	3,127,180	27,221

Broker Non-Votes: 0

The foregoing proposal was approved by affirmative vote of a majority of the 20,792,520 shares of our common stock outstanding as of the record date for the Annual Meeting.

Proposal 2: Election of five directors to hold office, subject to the approval of Proposal 1, above, until the Annual Meeting for the year, indicated below, in which such Class of directors expires:

	Class	FOR	WITHHELD
Samuel S. Lee	2013	9,591,958	435,931
David Levinsohn	2011	9,593,325	434,564
Jeereddi Prasad, M.D.	2012	9,592,287	435,602
Glenn R. Robson	2012	9,593,465	434,424
Kenneth Schwartz	2011	9,593,465	434,424

Broker Non-Votes: 0

All of the foregoing candidates were elected by affirmative vote of a majority of the shares voted at the Annual Meeting.

Proposal 3:  Ratification of the selection of BDO Seidman, LLP as our independent public accountant for the fiscal year ending September 30, 2010:

FOR	AGAINST	ABSTAIN
13,266,470	26,278	2,000

Broker Non-Votes: 0

The foregoing proposal was approved by affirmative vote of a majority of the shares voted at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ MIKE HEATHER
Mike Heather
Chief Financial Officer

Dated: March 10, 2010